As filed with the Securities and Exchange Commission
                           on December 5, 1995

                                             File No. 33-52477
                 SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                             POST-EFFECTIVE
                             AMENDMENT NO. 1
                                   to
                                Form S-3
                         REGISTRATION STATEMENT
                                  Under
                       THE SECURITIES ACT OF 1933

                        Dominion Resources, Inc.
         (Exact name of registrant as specified in its charter)

  VIRGINIA                                54-1229715
(State of Incorporation)              (I.R.S. Employer
                                       Identification No.)

           901 E. BYRD STREET, RICHMOND, VIRGINIA 23219
                         (804) 775-5700
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

     L. R. ROBERTSON, Senior Vice President and Treasurer
       W. H. RIGGS, JR., Assistant Corporate Secretary
                  DOMINION RESOURCES, INC.
         901 E. Byrd Street, Richmond, Virginia 23219
                       (804) 775-5700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                        Copy to:
                    ALLEN C. GOOLSBY, III
                    951 East Byrd Street
                  Richmond, Virginia 23219

    If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /x/

                  Amending:  Part I - Prospectus

 Deregistering 128,235 shares of Common Stock (without par value)

                             DEREGISTRATION

    In its Registration Statement on Form S-3 (File No. 33-52477), filed with the Securities and Exchange Commission (the Commission) on March 1, 1994, Dominion Resources, Inc. (Dominion Resources) registered 1,500,000 shares of its Common Stock, without par value, for issuance to participants in the Stock Purchase Plan for Customers of Virginia Power and North Carolina Power as in effect for the period August 1994 through July 1995, with distribution of such shares to participants in September 1995 (the Plan).

    The offering made pursuant to the Registration Statement (File No. 33-52477) has been concluded. Dominion Resources issued a total of 1,371,765 shares of Common Stock, without par value, under the Plan, and hereby deregisters the remaining balance of 128,235 unissued shares of Common Stock.

                            SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on the 5th day of December, 1995.

                                DOMINION RESOURCES, INC.

                              By     THOS. E. CAPPS*
                                  ______________________
                                     Thos. E. Capps
                          (Chairman of the Board of Directors,
                           President and Chief Executive Officer)

  Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons in the capacities and on the 5th day of December, 1995.

     Signature                               Title
JOHN B. BERNHARDT*
__________________
John B. Bernhardt             Director

WILLIAM W. BERRY*
__________________
William W. Berry              Director

JAMES F. BETTS*
__________________
James F. Betts                Director

THOS. E. CAPPS*
__________________
Thos. E. Capps                Chairman of the Board of Directors,
                              President (Chief Executive Officer)
                              and Director
__________________
Bruce C. Gottwald             Director

T. JUSTIN MOORE, JR.*
__________________
T. Justin Moore, Jr.          Director

W. S. PEEBLES, III*
__________________
W. S. Peebles, III            Director

__________________
K. A. Randall                 Director

     Signature                Title

JAMES T. RHODES*
__________________
James T. Rhodes           Director

JUDITH B. SACK*
__________________
Judith B. Sack            Director

S. DALLAS SIMMONS*
__________________
S. Dallas Simmons         Director

__________________
John W. Snow              Director

LINWOOD R. ROBERTSON*
__________________
Linwood R. Robertson      Senior Vice President-Finance and
                          Treasurer (Principal Financial Officer)

J. L. TRUHEART*
__________________
J. L. Trueheart           Vice President and Controller
                          (Principal Accounting Officer)

*By W. H. RIGGS, JR.
__________________
W. H. Riggs, Jr.          Agent for Service
(Attorney-in-Fact)